Exhibit 3.1

CERTIFICATE OF AMENDMENT

TO CERTIFICATE OF LIMITED PARTNERSHIP

OF RFS PARTNERSHIP, L.P.

Dated as of August 2, 1993

CERTIFICATE OF LIMITED PARTNERSHIP

RFS PARTNERSHIP, L.P.

1.                                       The name of the limited partnership is RFS Partnership, L.P.

2.                                       The limited partnership’s initial registered office is located at 1213 Park Place Center, Suite 200, Memphis, Shelby County, Tennessee 38119.  The initial registered agent at that office is Robert M. Solmson.

3.                                       The principal office of the limited partnership is 1213 Park Place Center, Suite 200, Memphis, Tennessee 38119.

4.                                       The general partner of the limited partnership is RFS Hotel Investors, Inc., a Tennessee corporation whose address is 1213 Park Place Center, Suite 200, Memphis, Tennessee 38119.

Dated:	August 2, 1993.

RFS Partnership, L.P.

By its General Partner:

RFS HOTEL INVESTORS, INC.

/s/ Robert M. Solmson
Robert M. Solmson, President